Exhibit 10.2

Execution Version

AMENDMENT NO. 1 TO
LETTER AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of January 23, 2021 and effective as of the Effective Date (as defined below), to the Letter Agreement (as defined below) is entered into by and among Spartan Acquisition Corp. II, a Delaware corporation (“Spartan”), Spartan Acquisition Sponsor II LLC, a Delaware limited liability company (“Sponsor”) and each of the undersigned individuals, each of whom is a member of Spartan’s board of directors and/or management team (the “Insiders”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Letter Agreement.

WHEREAS, Spartan, Sponsor and each of the Insiders are parties to that certain Letter Agreement, dated as of November 24, 2020 (the “Letter Agreement”);

WHEREAS, Spartan, Sunlight Financial LLC, a Delaware limited liability company, SL Invest I Inc., a Delaware corporation, SL Invest II LLC, a Delaware limited liability company, SL Financial Investor I LLC, a Delaware limited liability company, SL Financial Investor II LLC, a Delaware limited liability company, SL Financial Holdings Inc., a Delaware corporation, SL Financial LLC, a Delaware limited liability company, FTV-Sunlight, Inc., a Delaware corporation, and Tiger Co-Invest B Sunlight Blocker, LLC, a Delaware limited liability company, have entered into a business combination agreement dated as of the date hereof (the “Business Combination Agreement”);

WHEREAS, the parties hereto desire to amend the Letter Agreement as set forth herein, such amendment to be effective upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Effective Date”); and

WHEREAS, Section 12 of the Letter Agreement provides that the Letter Agreement may be amended by a written instrument executed by all parties thereto.

NOW, THEREFORE, for good and valuable consideration, the undersigned each agree as follows:

1. Amendment. Effective as of the Effective Date, sub-paragraph (a) of paragraph 7 of the Letter Agreement is hereby amended and restated in its entirety as follows:

“(a) Subject to the exceptions set forth herein, the Sponsor and each Insider agrees that:

(A) eighty percent (80%) of the Founder Shares held by it, him or her as of the consummation of a Business Combination (including, for the avoidance of doubt, any shares of Class A Common Stock issued in respect of the conversion of such Founder Shares upon the consummation of a Business Combination) shall be restricted from Transfer under this Agreement until the date that is one (1) year after the date of the consummation of the Business Combination or earlier if, subsequent to the Business Combination, (i) the last sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation of a Business Combination or (ii) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property; and

(B) the remaining twenty percent (20%) of the Founder Shares held by it, him or her as of the consummation of a Business Combination (including, for the avoidance of doubt, any shares of Class A Common Stock issued in respect of the conversion of such Founder Shares upon the consummation of a Business Combination) shall be restricted from Transfer under this Agreement until the date that is six (6) months after the date of the consummation of the Business Combination or earlier if, subsequent to the Business Combination, (i) the last sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period ending at least 90 days after the consummation of a Business Combination or (ii) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (together with subsection (A), the “Lock-up”).”

2. Termination. This Amendment shall automatically terminate and become void and of no force and effect upon the valid termination of the Business Combination Agreement in accordance with its terms prior to the OpCo Merger Effective Time (as defined in the Business Combination Agreement).

3. Miscellaneous. Except as expressly amended hereby, the Letter Agreement shall remain unchanged, and the Letter Agreement, as so amended, shall continue in full force and effect in accordance with its terms. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

*      *      *      *      *

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

SPARTAN ACQUISITION SPONSOR II LLC

/s/ Geoffrey Strong
Name:	Geoffrey Strong
Title:	Chief Executive Officer

Signature Page to Amendment No. 1 to

letter Agreement

/s/ Geoffrey Strong
Geoffrey Strong

/s/ James Crossen
James Crossen

/s/ Wilson Handler
Wilson Handler

/s/ Christine Hommes
Christine Hommes

/s/ Jan Wilson
Jan Wilson

/s/ John M. Stice
John M. Stice

/s/ Olivia Wassenaar
Olivia Wassenaar

/s/ Joseph Romeo
Joseph Romeo

Signature Page to Amendment No. 1 to

letter Agreement

Acknowledged and Agreed:

SPARTAN ACQUISITION CORP. II

/s/ Geoffrey Strong
Name:	Geoffrey Strong
Title:	Chief Executive Officer

Signature Page to Amendment No. 1 to

letter Agreement